Name of Registrant:		Seasons Series Trust
Name of Portfolio:		Mid Cap Value
Name of Sub Advisor		Goldman Sachs Asset Management, LP

Name of Issuer  		PPL Corporation

Title of Security		PPL Corporation


Date of First Offering		04/11/11

Amount of Total Offering		 80,000,000

Unit Price		$25.30

Underwriting Spread or Commission		$0.7590

Number of Shares Purchased 		3,365

Dollar Amount of Purchases		$85,134.50

Years of Continuous Operation		3+

Percentage of Offering Purchased		0.0042%
by Portfolio

Percentage of Portfolio assets                  0.1457%
applied to purchases

Percentage of offering purchased		3.7458%
by the other Portfolios


Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased		Credit Suisse Securities (USA) LLC


Underwriting Syndicate Members		BNP Paribas
					BNY Mellon Capital Markets Inc
					Barclays Capital
					CITIBANK, N.A.
					Credit Suisse AG
					Deutsche Bank Securities
					Goldman Sachs & Co.
					Credit Agricole CIB
					Morgan Stanley
					BofA Merrill Lynch
					Santander
					Sun Trust Robinson Humphrey
					KeyBanc Capital Markets
					Piper Jaffray
					Royal Bank of Scotland
					Mitsubishi UFJ Securities
					PNC  Capital Markets LLC
					J. P. Morgan
					Mizuho Securities
					RBC Capital Markets
					Scotia Capital
					UBS Investment Bank
					The Williams Capital Group L. P
					Wells Fargo Securities